Croe, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 7, 2017

		The Crypto	Pro Forma
	Croe, Inc.	Company	Adjustments	Note 3	Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$278	$1,663,415	(278)	2	$1,663,415
Investment in cryptocurrency, at fair value (cost $182,640)	-	544,374	-		544,374
Advance receivable	-	7,500	-		7,500
Prepaid expenses	-	470,049	(404,150)	4	65,899
	278	2,685,338			2,281,188

EQUIPMENT, net	-	12,056	-		12,056

OTHER ASSETS	-	107,000	-		107,000

TOTAL ASSETS	$278	$2,804,394			$2,400,244

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,629	$144,575	(1,629)	2	$144,575
Accrued expense	-	79,314	-		79,314
Income tax payable	-	800	-		800
TOTAL CURRENT LIABILITIES	1,629	224,689			224,689

COMMITMENTS

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-	-		-
Common stock, $0.001 par value, 50,000,000 shares authorized, 18,361,614 shares issued and outstanding	11,335	-	7,027	3	18,362
Additional paid-in-capital	55,415	3,345,886	(86,127)	2	3,315,174
Accumulated deficit	(68,101)	(766,181)	68,101	1	(1,157,981)
TOTAL STOCKHOLDERS' EQUITY	(1,351)	2,579,705			2,175,555

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$278	$2,804,394			$2,400,244

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Croe, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Period from March 9, 2017 through June 7, 2017

		The Crypto	Pro Forma
	Croe, Inc.	Company	Adjustments	Note 3	Combined
NET REALIZED GAIN ON INVESTMENT IN CRYPTOCURRENCY
Net realized gain from investment in cryptocurrency	$-	$82,640	-		$82,640

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES
Stock base compensation	-	580,000	-		580,000
Acquisition expense		-	391,800	4	391,800
Professional services	-	548,551	-		548,551
General and administrative expenses	29,015	60,804	(29,015)	2	60,804
Wages and taxes	-	20,147	-		20,147
Depreciation	-	253			253
	29,015	1,209,755			1,601,555

OPERATING LOSS	(29,015)	(1,127,115)			(1,518,915)

NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENT IN CRYPTOCURRENCY
Net change in unrealized appreciation on investment in cryptocurrency	-	361,734			361,734

OTHER INCOME	28,108	-	(28,108)	2	-

LOSS BEFORE PROVISION FOR INCOME TAXES	(907)	(765,381)			(1,157,181)

PROVISION FOR INCOME TAXES	-	800			800

NET LOSS	$(907)	$(766,181)			$(1,157,981)

Net loss per common share - basic and diluted	$(0.0001)				$(0.0631)

Weighted average common shares outstanding basic and diluted	11,335,000		7,026,614	3	18,361,614

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Croe, Inc.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements

For the Period from March 9, 2017 through June 7, 2017

Note 1. The Company and Nature of Operations

On June 7, 2017 (the “Transaction Date”), as a result of the Stock Sale, the Stock Dividend and the Share Exchange, each as hereinafter described (the “Transaction”), (i) The Crypto Company, a Nevada corporation (“Crypto”), became a wholly owned subsidiary of Croe, Inc. (“Croe”), a public company incorporated in the State of Utah on December 2, 2013; (ii) all of the former shareholders of Crypto became shareholders of Croe, on a pro-rata basis; and (iii) the operations of Croe solely consisted of the operations of Crypto.

The Transaction on June 7, 2017, included three steps, as follows:

1.	Stock Sale - On June 7, 2017, the Company entered into (i) a Share Purchase Agreement (the “Restricted Share Purchase Agreement”) with Crypto, and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Company; and (ii) a Share Purchase Agreement (the “Free Trading Share Purchase Agreement”, and together with the Restricted Share Purchase Agreement, the “Share Purchase Agreements”) with Crypto, Uptick Capital, LLC (“Uptick Capital”) and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Company. Pursuant to the Share Purchase Agreements, the shareholders of the Company sold an aggregate of 11,235,000 shares of common stock of the Company to Crypto and 100,000 shares of common stock of the Company to Uptick Capital, representing an aggregate of 100% of the issued and outstanding common stock of the Company as of such date, for aggregate proceeds of $404,150, including escrow and other transaction related fees to the selling shareholders (the “Stock Sale”). A portion of the acquisition cost equal to $399,300 is expensed as a general and administrative expense in the accompanying combined statement of operations.

10,000,000 shares held by Deborah Thomas, the former Chief Executive Officer, principal accounting and financial officer and director of the Company, representing approximately 88.22% of the outstanding common stock of the Company immediately prior to the Stock Sale, were sold at a price of $0.031 per share, and an aggregate of 1,335,000 shares held by the remaining shareholders of the Company were sold at a price of $0.075 per share.

In connection with the Stock Sale, effective as of June 7, 2017, (i) Deborah Thomas resigned as Chief Executive Officer, principal accounting officer and director of the Company and Elliott Polatoff resigned as Secretary and director of the Company; and (ii) Michael Poutre was appointed Chief Executive Officer and sole director of the Company, James Gilbert was appointed President of the Company and Ron Levy was appointed Chief Operating Officer of the Company.

2.	Stock Dividend - On June 7, 2017, Crypto issued to its shareholders a stock dividend (the “Stock Dividend”) of 10,918,007 shares of common stock of the Company acquired through the Stock Sale, distributed on a pro-rata basis, such that the shareholders of Crypto received fifteen shares of common stock of the Company for each share of common stock of Crypto held as of June 6, 2017.

Immediately following the consummation of the Stock Sale and the distribution of the Stock Dividend, Crypto held 316,993 shares, representing 4.26% of the issued and outstanding shares of common stock of the Company, and the shareholders of Crypto, collectively, held 10,918,007 shares, representing 94.40% of the issued and outstanding shares of common stock of the Company. Of the 316,993 shares held by Crypto, 129,238 shares were transferred to certain officers and consultants of Crypto in exchange for their services related to the Transaction, and the remaining shares were retired in June 2017.

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3.	Share Exchange - On June 7, 2017, the Company, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Michael Poutre, in his sole capacity as representative for the shareholders of Crypto, pursuant to which each issued and outstanding share of common stock of Crypto was exchanged for shares of common stock of the Company (the “Share Exchange”), resulting in the aggregate issuance of 7,026,614 shares of common stock of the Company, on a pro-rata basis, as provided on the Exchange Agreement, to the shareholders of Crypto, in exchange for 727,867 shares of common stock of Crypto.

Immediately following the Stock Exchange, the Company had 18,361,614 shares of common stock issued and outstanding.

As a result of the Transaction, Crypto and its parent company, Croe, shall collectively be referred to as (the “Company”) herein.

The Company is engaged in the business of advising regarding, investing in, trading and developing proprietary source code for digital assets with diversified exposure to digital asset markets. Our core services include consulting and advice to companies regarding investment and trading in the digital asset market and investing in a manner that diversifies exposure to the growing class of digital assets.

Technology - The Company is developing proprietary technology, including trading management and auditing software, tools and processes, to assist both traditional companies, from start-up businesses to well-established companies, and decentralized autonomous organizations with their design protocol and connect such companies and teams to the resources required to operate and/or trade in cryptocurrencies.

Consulting - The Company offers various consulting services to a variety of clients, including advising traditional institutions and decentralized autonomous organizations, who desire to operate or trade in cryptocurrencies and active dialogue with government regulators, lawmakers and industry groups to create responsible regulations that promote the growth of the cryptocurrency market while providing transparency to potential investors.

Media and Ongoing Education - The Company engages in public discourse on an ongoing basis and regularly host roundtable webinars to educate the public about the cryptocurrency market.

Note 2. Basis of Presentation

The condensed combined financial statements include the accounts of Croe and its wholly-owned subsidiary, Crypto as of June 7, 2017 and the period from March 9, 2017 (inception) through June 7, 2017, as the transaction occurred on June 7, 2017. The Transaction was treated as a reverse acquisition of Croe, and Crypto is treated as the acquirer, for financial accounting and reporting purposes, while Croe is treated as the acquired entity.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in this Form 8-K as of June 7, 2017 and for the period from March 9, 2017 (inception) through June 7, 2016.

Note 3. Pro Forma Adjustments

The pro forma adjustments presented in the unaudited pro forma condensed combined balance sheet as of June 7, 2017, and the unaudited pro forma condensed combined statement of operations for the period from March 9, 2017 (inception) through June 7, 2017 are as follows:

1.	Eliminate the accumulated loss and spin-off of Croe’s liabilities incurred before the reverse acquisition.
2.	Reflect that, as of the Transaction Date, Croe had no liabilities or obligations. These adjustments reflect the reverse acquisition as a result of the Transaction
3.	Reflect the issuance of 7,026,614 shares of common stock of Croe in exchange for the issued and outstanding shares of Crypto pursuant to the Share Exchange Agreement noted in Note 1.
4.	Reflect the acquisition expense after the commencement of the Transaction.

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